UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2026

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8548 Rozita Lee Avenue, Suite 305 Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026, the Board of Directors (our “Board”) of ALT5 Sigma Corporation (the “Company”, “we”, “our”, or “us”) approved an employment agreement (the “Employment Agreement”) for our Chief Executive Officer, Tony Isaac. In connection with our Board’s action, Mr. Isaac’s title was changed from “Acting Chief Executive Officer” to “Chief Executive Officer.”

The Employment Agreement provides for a three-year term, subject to annual renewals, unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the initial term or any renewal term. Mr. Isaac’s annual base compensation is $600,000. Mr. Isaac is also eligible for an annual bonus in the sole and absolute discretion of our Compensation Committee. In addition, we issued to Mr. Isaac five million shares of our common stock, the periodic releases of which are determined by the price of our common stock (the “Stock Award”). In the event that Mr. Isaac’s employment with us terminates because he elects not to renew the Employment Agreement, terminates for good reason, or we terminate him without cause (as those concepts are more fully described in the Employment Agreement), we shall pay to Mr. Isaac (i) any accrued but unpaid base salary and accrued but unused vacation, (ii) any unpaid annual bonus, if awarded by our Compensation Committee, (iii) any unreimbursed business expenses, and (iv) any other employee benefits to which he may be entitled under our employee benefit plan. Further, in those circumstances and upon Mr. Isaac executing a release in our favor, we shall also pay him an amount equal to the sum of his base salary and potential annual bonus for that termination year and all of Mr. Isaac’s equity or other awards shall then vest.

Upon a termination of the Employment Agreement in connection with a change of control of the Company (as described in our 2024 Equity Incentive Plan), we shall pay Mr. Isaac (i) an amount equal to three times the sum of his base salary and potential annual bonus amount for the year in which the termination event occurs (or, if greater, the year immediately preceding the year in which the change of control occurs) and (ii) an amount equal to his potential annual bonus for the year in which the termination event occurs (or, if greater, the year in which the change of control occurs). Finally, upon such termination, all restrictions in respect of the Stock Award shall be released.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 5.02 of this Current Report on Form 8-K in respect of issuance of shares of our common stock is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: April 24, 2026	By:	/s/ Tony Isaac
Tony Isaac
Chief Executive Officer and President